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                                                                    Exhibit 10.2
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          AGREEMENT, made as of this 1st day of December, 1999 by STAR GAS
PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), and IRIK P. SEVIN (the "Grantee").

                             W I T N E S S E T H :

          WHEREAS, the Grantee is the Chairman of the Board and Chief Executive Officer of Star Gas LLC, a Delaware limited liability company ("Star"), which is the general partner of the Partnership;

          WHEREAS, the Board of Directors (the "Board") of Star, at the recommendation of the compensation committee (the "Committee") of the Board, has determined that it would be in the best interests of the Partnership to grant to the Grantee incentive compensation in the form of restricted senior subordinated units and restricted senior subordinated unit appreciation rights;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Grant of Restricted Units and Restricted Unit Appreciation Rights. The
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Partnership hereby grants to the Grantee as of the date hereof 87,000 restricted senior subordinated units of limited partner interest of the Partnership (the "Restricted Units") and 350,000 restricted senior subordinated unit appreciation rights (the "Restricted Unit Appreciation Rights"), subject to the terms and conditions set forth herein.

     2.   Restriction Period. The Grantee's rights to payments under this
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Agreement are not subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment, by creditors of the Grantee or the Grantee's beneficiaries, and the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber or exercise (the "Restrictions") the Restricted Units and the Restricted Unit Appreciation Rights during the period (the "Restriction Period") from the date hereof through the date on which such Restricted Units and Restricted Unit Appreciation Rights shall be delivered to the Grantee. The Restricted Unit Appreciation Rights and Restricted Units shall have vested on the following dates (the "Vesting Dates") in accordance with the following vesting schedule:

               (i) The first 21,750 Restricted Units shall vest on December 1, 2000 and the first 87,500 Restricted Unit Appreciation Rights shall vest on January 31, 2001;

               (ii) The next 21,750 Restricted Units and 87,500 Restricted Unit Appreciation Rights shall vest on December 1, 2001;

               (iii) The next 21,750 Restricted Units and 87,500 Restricted Unit Appreciation Rights shall vest on December 1, 2002; and

               (iv) The final 21,750 Restricted Units and 87,500 Restricted Unit Appreciation Rights shall vest on December 1, 2003.
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Upon the expiration of the applicable Restriction Period, the Restrictions on the Restricted Units and Restricted Unit Appreciation Rights shall lapse and thereafter such Restricted Units and Restricted Unit Appreciation Rights shall be deemed to be fully vested units (the "Vested Units") and fully vested rights (the "Vested Rights"). Certificates for the Restricted Units shall be issued upon the execution of this Agreement to the trustee ("Trustee") of a trust for the benefit of the Grantee substantially in the form of Exhibit A hereto, which provides, among other things that Restricted Units shall not be delivered to the Grantee prior to January 1, 2003, or such later date as is provided therein.

     3.   Termination. Subject to Section 12 below, in the event the Grantee
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ceases to be, for any reason (except termination for Cause), an employee during the Restriction Period, all Restricted Units and Restricted Unit Appreciation Rights that have not previously vested shall be immediately vested.

     4.   Distributions on Restricted Units. Distributions on the Restricted
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Units shall accrue (to the extent declared) from June 30, 2000 and shall be payable to the Trustee.

     5.   Rights as Unitholder. Except as provided for in Section 4 above,
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neither the Trustee nor the Grantee shall have any rights as a unitholder with respect to any Restricted Units until such Restricted Units shall have vested in accordance with Section 2 above.

     6.   Payment on Account of Vested Rights.  The Grantee shall be entitled to
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receive a payment in cash (the "Cash Award") in respect of each Vested Right equal to the excess of the Fair Market Value (defined below) of a Senior
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Subordinated Unit on the Vesting Date over $8 5/8; provided, however, at any
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time before the first day of the year in which a Restricted Right becomes vested, the Grantee shall have the right (the "Payment Deferral") to defer payment by written notice to the Partnership to any date (the "Deferred Date") no more than ten years after such right becomes vested, in which event the cash payment shall be deferred until the Deferred Date and the cash payment shall be based upon the value of a Senior Subordinated Unit on the Deferred Date (rather than the Vesting Date). If the Grantee has elected a Deferred Date, he may from time to time, but prior to the calendar year of the then effective Deferred Date elect a later Deferred Date. Payments shall be made no later than 30 days after due. No payments shall be made on Restricted Unit Appreciation Rights that are forfeited.

     7.   Tax Withholding. Prior to the distribution or payment of any Vested
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Units or Vested Rights award (the "Award"), the Grantee must pay, or make arrangements acceptable to the Partnership for the payment of, any and all federal, state and local tax withholdings that in the opinion of the Partnership is required by law. The Partnership shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of Restricted Units, an appropriate number of Units for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Partnership to satisfy all obligations for withholding of such taxes.

     8.   Securities Regulation. The Vested Units shall not be issued to the
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trust unless the issuance and delivery of such Vested Units shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 (the "Exchange Act") the rules and regulations

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thereunder and the requirements of any stock exchange or quotation system upon which the Vested Units may then be listed or quoted, and such issuance shall be further subject to the approval of counsel for the Partnership with respect to such compliance, including the availability of an exemption from registration for the issuance of such Vested Units.

     9.   Adjustments. In the event of any change in the Senior Subordinated
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Units by reason of a unit split, unit distribution, combination or reclassification of units, recapitalization, merger, or similar event, the Partnership shall adjust proportionately the number of Restricted or Vested Rights issuable pursuant to this Agreement and the Fair Market Value and other price determinations for such Rights.

     10.  Invalid Transfers. In the event of any attempt by the Grantee to
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transfer, assign, pledge, hypothecate or otherwise dispose of any Restricted
Units or Restricted Unit Appreciation Rights or of any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Partnership may terminate this Grant by notice to the Grantee and it shall thereupon become null and void.

     11.  Notices.  Any notice to the Partnership provided for in this Agreement
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shall be addressed to the Partnership in care of its Chief Financial Officer,
2187 Atlantic Street, Stamford, Connecticut 06902 and any notice to the Grantee shall be addressed to him at his address now on file with the Partnership, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

     12.  Vesting Upon the Occurrence of Certain Events. If (i) a plan of
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complete dissolution of the Partnership is adopted or the unitholders of the
Partnership approve an agreement for the sale or disposition by the Partnership (in one transaction or a series of transactions) of all or substantially all of the Partnership's assets, or (ii) if Grantee's employment is terminated either by the Grantee or the Partnership for any reason or no reason other than for Cause, then upon such adoption, approval or termination (each such event is referred to as a "Major Event") all Restrictions shall lapse and all Restricted Units and Restricted Unit Appreciation Rights shall vest immediately and Grantee or his legal representative shall have the right, exercisable for thirty days after the date (the "Closing Date") of a Major Event, to revoke any Payment Deferral previously made by Grantee in which case the Cash Award with respect to the Vested Rights shall be due and payable as of the Closing Date.

     13.  Status as General Unsecured Creditor. The Grantee under this Agreement
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has the status of a general unsecured creditor of the Partnership, and this
Agreement constitutes a mere promise of the Partnership to make payments in the future. It is the intention of the parties to this Agreement that any units or rights held for the grantee, in trust or otherwise, will be considered an unfunded arrangement for tax purposes.

     14.  Governing Law. The validity, construction and effect of this Agreement
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shall be determined in accordance with the laws of the State of Delaware.

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     15.  Definitions. As used in this Agreement, the following terms shall have
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the meanings set forth below:

          (a) "Affiliate" shall mean and any direct or indirect subsidiary of the Partnership, including without limitation Star Gas Propane, L.P., a Delaware limited partnership and Petroleum Heat and Power Co., Inc., a Minnesota corporation.

          (b) "Cause" shall mean (i) Grantee's conviction of a felony crime occurring on or after the execution of this Agreement, or (ii) Grantee's commission of an act of fraud, dishonesty, misappropriation or embezzlement involving the Partnership.

          (c) "Change of Control" shall mean (i) if the present members of Star no longer have the right to elect a majority of the Board of Directors of Star or any successor entity or (ii) if Star or such successor entity is no longer the general partner of the Partnership.

          (d) "Fair Market Value" shall mean, at any specified time, with respect to a Senior Subordinate Unit, if the Senior Subordinated Units are traded on an exchange, the closing price of a Senior Subordinated Unit or, if applicable, the mean of its closing bid and asked prices on the date of determination. If the exchange on which the Senior Subordinated Units are required to be valued is closed, or if the Senior Subordinated Units did not trade on such exchange on the date of determination, the Senior Subordinated Units shall be valued as if the date of determination were the last previous date on which such exchange was open, or on which the Senior Subordinated Units traded on such exchange. For this purpose, an "exchange" shall mean the exchange on which the Senior Subordinated Units were traded in the greatest volume in the calendar quarter prior to the date of determination and shall include normal securities trading markets which do not meet the normal requirements for exchanges, including, for example, the quotation system of the National Association of Securities Dealers customarily known as Nasdaq or any recognized over-the-counter market or system maintained in the United States or any foreign country on which transactions in Senior Subordinated Units are normally effected. In the absence of a readily ascertainable closing price or bid and asked price, or in the absence of a formal exchange or trading market with respect to the Senior Subordinated Units, the market value of a Unit shall mean its market value as determined by the Partnership on a basis consistently applied.

                                    STAR GAS PARTNERS, L.P.

                                    By:  Star Gas LLC
                                         (General Partner)

                                    By: _________________________________
                                         Name:
                                         Title:

ACCEPTED AND AGREED


________________________________
Grantee

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